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                                                                   EXHIBIT 23.2


INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Amendment No. 1 to Registration Statement No. 333-4164 on Form S-1 of Greenwich Air Services, Inc. of our report dated December 18, 1995, except for Note 16 as to which the date is April 24, 1996, appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.


/s/ Deloitte & Touche LLP
Miami, Florida
May 31, 1996